Item 77I(b)

The Balanced Fund, Index 500 Fund, Micro-Cap Equity Fund, MidCap
Select Fund, NetNet Fund, Small-Cap Value Fund and U.S.
Government Income Fund (each a "Fund" and collectively, "the
Funds") offer Class R shares.

The Class R shares of a Fund do not impose a maximum sales charge
(load), a maximum deferred sales load, a maximum sales load on reinvested dividends or an exchange fee. Class R shares of a Fund may impose a short-term trading fee of 2% on redemptions made within 60 days of purchase. The short-term trading fee will not be assessed on accounts that are redeemed within the 60 day period because they do not meet applicable account minimum or because the Fund is unable to verify an account holder's identity within a reasonable time after the account is opened.

An investor may purchase Class R shares at the net asset value next determined after the shareholder's purchase order is received in proper form. A shareholder may exchange your Fund shares for shares of the same class of other Munder Funds based on their relative net asset values. A shareholder may redeem shares at the net asset value next determined after your redemption request is received in proper form. The Fund will reduce the amount the shareholder receives by the amount of any applicable short-term trading fee.

Class R shares are only available to limited types of investors. Investors may purchase Class R shares only through participation in a program where program-level or omnibus accounts are held on the books of the Funds, including without limitation: (i) 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans, defined benefit plans, and non-qualified deferred compensation plans; and (ii) Managed account programs sponsored by a broker-dealer, registered investment adviser or bank trust department. The Funds may refuse purchase orders from ineligible investors who select Class R shares. Ineligible investors who select Class R shares will be issued Class A shares. There is no minimum initial or subsequent investment for Class R shares.

The Funds have adopted a distribution and service plan under Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class R shares that allows the Fund to use up to 1.00% of the average daily net assets of the Fund to pay distribution and other fees in connection with the sale of its Class R shares. Under the plan, the Fund may pay up to 0.25% of the average daily net assets of Class R shares to pay for certain shareholder services provided by institutions that have agreements with the Fund or its service providers to provide such services. The Fund may also pay up to 0.75% of the average daily net assets of the Class R shares to finance activities relating to the distribution of its shares. However, under the Distribution Agreement, the distribution and service fees payable with respect to the Class R shares are limited to payments at an annual rate equal to 0.50% of the average daily net assets of any series attributable to its Class R shares.

Item 77O

At the Regular Meeting of the Board of Trustees of Munder Series Trust held on February 8, 2005, the Board determined that the purchase by Munder Capital Management of CMS Energy Corp. common stock for the Munder Index 500 Fund was effected in compliance with the Munder Funds' Rule 10f-3 Procedures. The Board relied on the information contained in the Rule 10f-3 Report below, which sets forth the name of the broker from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and other information relevant to the Board's determination.

FORM 10F-3 REPORT

MUNDER SERIES TRUST
MUNDER SERIES TRUST II
THE MUNDER @VANTAGE FUND
1.	Name of Purchasing Fund: Munder Index 500 Fund
2.	Issuer: CMS Energy
3.	Date of Purchase: October 7, 2004
4.	Underwriter from whom purchased: Citigroup
5.	Name of affiliated underwriter managing or participating in syndicate
      (attach list of all members of syndicate):  Comerica Securities, Inc.
      Note: A Fund cannot purchase a security if the offering in which the affiliate is participating is a group sale.
6.	Aggregate principal amount of offering: $259,350,000
7.	Purchase price (net of fees and expenses): $9.10
8.	Date offering commenced: October 7, 2004
9.	Offering price at close of first day on which any sales are made:$9.10
10.	Commission, spread or profit:  $0.3185
11.	Have the following conditions been satisfied?
		Yes	No
	a.	The securities are either part of an issue registered under the
            Securities Act of 1933 which is being offered to the public or part of an issue of government securities (as defined in Section
            2(a)(16) or "Eligible Municipal Securities" (as defined in Rule
            10f-3) or securities sold in either an Eligible Foreign Offering or an Eligible Rule 144A Offering (as defined in Rule 10f-3).
            X	_____
	b.	The securities were purchased prior to the end of the first day
            on which any sales were made.	X	_____
	c.	The purchase price paid did not exceed the price paid by each other purchaser of securities in the offering or in any
            concurrent offering of the securities (except, in the case of an
            Eligible Foreign Offering, as defined in Rule 10f-3, for any rights to purchase that are required by law to be granted to existing
            security holders of the issuer).   	X	_____
	d.	If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
            N/A	_____
	e.	The underwriting was a firm commitment underwriting.	X	_____
	f.	The commission, spread or profit was reasonable and fair in
            relation to that being received by others for underwriting similar
            securities during the same period.	X	_____
	g.	If the securities are part of an issue registered under the
            Securities Act of 1933 that is being offered to the public or are government securities (as defined in Section 2(a)(16) or are purchased pursuant to an Eligible Foreign Offering or an Eligible
            Rule 144A Offering, the issuer of the securities has been in continuous operation for not less than three years, including the
            operations of any predecessors.	X	_____
	h.	If the offering is other than an Eligible Rule 144A Offering, the amount of securities of any class of such issue purchased by all of the investment companies advised by Munder Capital Management
            ("Advisor") and all other discretionary accounts managed by Advisor did not exceed 25% of the principal amount of the offering of such
            class.	X_____
	i.	If the offering was an Eligible Rule 144A Offering, the amount of securities of any class of such issue purchased by all of the investment companies advised by Advisor and all other discretionary accounts managed by Advisor did not exceed 25% of the total of (x)
            the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to Qualified
            Institutional Buyers, as defined in the Rule 144A(a)(1) under the
            Securities Act of 1933, plus (y) the principal amount of the offering of such class in any concurrent public offering.
            N/A	_____
	j.	The affiliated underwriter did not benefit directly or indirectly
            from the transaction.	X	_____
	k.	If the securities purchased were Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated
            to the account of the affiliated underwriter.	N/A	_____
	l.	A list of the underwriting syndicate's members has been attached
            to this Report.	X	_____

Portfolio Manager/Trader Signature:	/s/Kevin Yousif		   Dated:  1/31/05

Compliance Review: /s/ Linda Meints                            Dated:  1/31/05



Underwriting Syndicate Members

Joint Lead Managers:

Citigroup, Inc.
JP Morgan Chase
Merrill Lynch & Co.

Co-Managers:

Deutsche Bank Securities, Inc.
Goldman, Sachs & Co.
Wachovia Capital Markets, LLC\
BNP Paribas Securities Corp.
Comerica Securities, Inc.
Daiwa Securities America Inc.
KeyBanc Capital Markets, a division of McDonald Investments
Wells Fargo Securities, LLC